Exhibit 99.1

ELECTRONIC ARTS REPORTS Q1 FY16

FINANCIAL RESULTS

Q1 Net Revenue, Margins and EPS Exceed Guidance; Raises Full Year Guidance
Record Trailing Twelve Month Q1 Operating Cash Flow of $992 Million

REDWOOD CITY, CA - July 30, 2015 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its first fiscal quarter ended June 30, 2015.

“Q1 was a great start to fiscal year 2016 for Electronic Arts as we continue our journey to put our players first and deliver amazing entertainment experiences,” said Chief Executive Officer Andrew Wilson. “We have players engaging for longer periods in our live services, ongoing strength across our digital business and growing anticipation for our upcoming titles.”

“EA delivered first quarter revenue, margins and EPS above guidance through strength in catalog sales and outperformance in digital live services offerings,” said Chief Financial Officer Blake Jorgensen. “We are raising our full-year guidance today to reflect the momentum across our portfolio.”

News and ongoing updates regarding EA and our games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics:

•
At E3, EA titles earned 132 awards including four of the 2015 E3 Game Critic Awards: Star WarsTM BattlefrontTM for Best Action Game and Best Online Multiplayer, Need for Speed for Best Racing Game and EA SPORTSTM FIFA 16 for Best Sports Game.

•	Trailers, gameplay and livestreams of EA's games were viewed over 53 million times throughout the week of E3.

•	Players in Battlefield 4TM and BattlefieldTM Hardline logged more than 170 million online gameplay hours combined in Q1.

•	Monthly active users for EA’s mobile titles averaged more than 150 million in Q1.

•	More than 16 million matches of FIFA 15 were played on average per day in Q1.

Selected Financial Highlights:

•	For the quarter, non-GAAP net revenue of $693 million was above our guidance of $640 million. Diluted non-GAAP EPS of $0.15 was above our guidance of $0.00.

•	EA increased fiscal 2016 non-GAAP net revenue guidance by $50 million to $4.450 billion and diluted non-GAAP EPS guidance by $0.10 to $2.85 per share.

•	Operating cash flow of $992 million was a record high for any trailing twelve month Q1 period.

•	EA repurchased 2.2 million shares in Q1 for $132 million.

(in millions of $, except per share amounts)	Quarter Ended 6/30/15	Quarter Ended 6/30/14
GAAP Digital Net Revenue	$623	$536
GAAP Packaged Goods and Other Net Revenue	580	678
GAAP Total Net Revenue	$1,203	$1,214

Non-GAAP Digital Net Revenue	$532	$482
Non-GAAP Packaged Goods and Other Net Revenue	161	293
Non-GAAP Total Net Revenue	$693	$775

GAAP Net Income	$442	$335
Non-GAAP Net Income	49	61
GAAP Diluted Earnings Per Share	1.32	1.04
Non-GAAP Diluted Earnings Per Share	0.15	0.19

Operating Cash Flow	$(71)	$4

TTM Financial Highlights:

(in millions of $)	TTM Ended 6/30/15	TTM Ended 6/30/14
GAAP Net Revenue	$4,504	$3,840
GAAP Net Income	982	121
Non-GAAP Net Revenue	4,237	4,301
Non-GAAP Net Income	794	716

Operating Cash Flow	$992	$964

Business Outlook as of July 30, 2015

The following forward-looking statements, as well as those made above, reflect expectations as of July 30, 2015. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2016 Expectations - Ending March 31, 2016

•	GAAP net revenue is expected to be approximately $4.300 billion.

•	Non-GAAP net revenue is expected to be approximately $4.450 billion.

•	GAAP diluted earnings per share is expected to be approximately $1.98.

•	Non-GAAP diluted earnings per share is expected to be approximately $2.85.

•
The Company estimates a share count of 339 million for purposes of calculating fiscal year 2016 GAAP diluted earnings per share and 329 million for purposes of calculating fiscal year 2016 non-GAAP diluted earnings per share. Non-GAAP shares used for computing diluted earnings per share differs from GAAP due to the inclusion of the anti-dilutive effect of the Convertible Bond Hedge.

•	Expected non-GAAP net income excludes the impact of the following items (estimate in millions) from expected GAAP net income:

Acquisition-related expenses	$56
Amortization of debt discount	25
Change in deferred net revenue (online-enabled games)	150
Stock-based compensation	180
Income tax adjustments	(145)
Expected Impact on Non-GAAP Net Income (net)	$266

Second Quarter Fiscal Year 2016 Expectations - Ending September 30, 2015

•	GAAP net revenue is expected to be approximately $815 million.

•	Non-GAAP net revenue is expected to be approximately $1.075 billion.

•	GAAP diluted loss per share is expected to be approximately $0.58.

•	Non-GAAP diluted earnings per share is expected to be approximately $0.40.

•
The Company estimates a share count of 313 million for purposes of calculating second quarter fiscal year 2016 GAAP diluted loss per share, and 328 million for non-GAAP diluted earnings per share. Non-GAAP shares used for computing diluted earnings per share includes potentially dilutive equity instruments and the anti-dilutive effect of the Convertible Bond Hedge.

•	Expected non-GAAP net income excludes the impact of the following items (estimate in millions) from expected GAAP net income:

Acquisition-related expenses	$14
Amortization of debt discount	10
Change in deferred net revenue (online-enabled games)	260
Stock-based compensation	45
Income tax adjustments	(17)
Expected Impact on Non-GAAP Net Income (net)	$312

Conference Call and Supporting Documents

Electronic Arts will host a conference call on July 30, 2015 at 2:00 pm PT (5:00 pm ET) to review its results for the first quarter ended June 30, 2015 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 888-469-0955 (domestic) or 312-470-7475 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be available until August 13, 2015 at 888-277-9387 (domestic) or 402-998-0511 (international). An audio webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted earnings (loss) per share and non-GAAP diluted shares. These non-GAAP financial measures exclude the following items (other than Shares from Convertible Bond Hedge, which are included), as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

▪	Acquisition-related expenses

▪	Amortization of debt discount

▪	Change in deferred net revenue (online-enabled games)

▪	College football settlement expenses

▪	Income tax adjustments

▪	Loss on licensed intellectual property commitment (COGS)

▪	Restructuring and other

▪	Shares from Convertible Bond Hedge

▪	Stock-based compensation

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. The Company’s management team is evaluated on the basis of non-GAAP financial measures and these measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicate there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. When analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management excludes the effect of this amortization in its non-GAAP financial measures.

Change in Deferred Net Revenue (Online-enabled Games). The majority of our software games can be connected to the Internet whereby a consumer may be able to download unspecified content or updates on a when-and-if-available basis (“unspecified updates”) for use with the original game software. In addition, we may also offer an online matchmaking service that permits consumers to play against each other via the Internet. GAAP requires us to account for the consumer’s right to receive unspecified updates or the matchmaking service for no additional fee as a “bundled” sale, or multiple-element arrangement. Electronic Arts is not able to objectively determine the fair value of these unspecified updates or online service included in certain of its online-enabled games. As a result, the Company recognizes the revenue from the sale of these online-enabled games on a straight-line basis over the estimated offering period. Electronic Arts’ management excludes the impact of the change in deferred net revenue related to online-enabled games in its non-GAAP financial measures for the reasons stated above and also to facilitate an understanding of our operations because all related costs of revenue are expensed as incurred instead of deferred and recognized ratably.

College Football Settlement Expenses. During fiscal 2014, Electronic Arts recognized a $48 million charge for expected litigation settlement and license expenses related to our college football business. This expense is excluded from our non-GAAP financial measures.
Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company applies the same tax rate to its non-GAAP financial results. During fiscal year 2016 the Company is applying a tax rate of 22 percent to its non-GAAP financial results. For fiscal years 2014 and 2015, a 25 percent tax rate was applied, and through fiscal year 2013 the Company applied a 28 percent tax rate.

Loss on Licensed Intellectual Property Commitment (COGS). During the first quarter of fiscal 2015, Electronic Arts terminated its right to utilize certain intellectual property that the Company had previously licensed and we incurred a loss of $122 million on the corresponding license commitment. This expense is excluded from our non-GAAP financial measures.
Restructuring and Other. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Shares from Convertible Bond Hedge.  In July 2011, the Company issued convertible senior notes that mature in July 2016 (the “Notes”) with an initial conversion price of approximately $31.74 per share.  When the quarterly average trading price of EA’s common stock is above $31.74 per share, the potential conversion of the Notes has a dilutive impact on the Company’s earnings per share.  At the time the Notes were issued, the Company entered into convertible note hedge transactions (the “Convertible Bond Hedge”) to offset the dilutive effect of the Notes.  The Company includes the anti-dilutive effect of the Convertible Bond Hedge in determining its non-GAAP dilutive shares.
Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measures to non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2016 guidance information under the heading “Business Outlook,” contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

These forward-looking statements are current as of July 30, 2015. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended June 30, 2015.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company delivers games, content and online services for Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 300 million registered players around the world.

In fiscal year 2015, EA posted GAAP net revenue of $4.5 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality blockbuster brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Battlefield 4, Battlefield, The Sims, Dragon Age, Need for Speed and Plants vs. Zombies are trademarks of Electronic Arts Inc. and its subsidiaries. STAR WARS © & TM 2015 Lucasfilm Ltd. John Madden, NFL, and FIFA are the property of their respective owners and used with permission. For additional information, please contact:

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statement of Operations
(in millions, except share per data)

	Three Months Ended June 30,
	2015	2014
Net revenue
Product	$743	$757
Service and other	460	457
Total net revenue	1,203	1,214
Cost of revenue
Product	94	252
Service and other	79	115
Total cost of revenue	173	367
Gross profit	1,030	847
Operating expenses:
Research and development	296	265
Marketing and sales	123	130
General and administrative	98	88
Acquisition-related contingent consideration	—	(1)
Amortization of intangibles	1	3
Total operating expenses	518	485
Operating income	512	362
Interest and other income (expense), net	(3)	(8)
Income before provision for income taxes	509	354
Provision for income taxes	67	19
Net income	$442	$335
Earnings per share
Basic	$1.42	$1.07
Diluted	$1.32	$1.04
Number of shares used in computation
Basic	311	313
Diluted	335	322

Non-GAAP Results (in millions, except per share data)
The following tables reconcile the Company’s net revenue, gross profit, operating income, net income and number of diluted shares as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and number of non-GAAP diluted shares.

	Three Months Ended June 30,
	2015	2014
Net revenue
GAAP net revenue	$1,203	$1,214
Change in deferred net revenue (online-enabled games)	(510)	(439)
Non-GAAP net revenue	$693	$775
Gross profit
GAAP gross profit	$1,030	$847
Acquisition-related expenses	12	14
Change in deferred net revenue (online-enabled games)	(510)	(439)
Loss on licensed intellectual property commitment (COGS)	—	122
Non-GAAP gross profit	$532	$544
Operating income
GAAP operating income	$512	$362
Acquisition-related expenses	13	16
Change in deferred net revenue (online-enabled games)	(510)	(439)
Loss on licensed intellectual property commitment (COGS)	—	122
College football settlement expenses	—	(5)
Stock-based compensation	45	29
Non-GAAP operating income	$60	$85
Net Income
GAAP net income	$442	$335
Acquisition-related expenses	13	16
Amortization of debt discount	6	5
Change in deferred net revenue (online-enabled games)	(510)	(439)
Loss on licensed intellectual property commitment (COGS)	—	122
College football settlement expenses	—	(5)
Stock-based compensation	45	29
Income tax adjustments	53	(2)
Non-GAAP net income	$49	$61
Non-GAAP earnings per share
Basic	$0.16	$0.19
Diluted	$0.15	$0.19
Number of shares
GAAP & Non-GAAP Basic	311	313
GAAP Diluted	335	322
Shares from convertible bond hedge	(10)	(1)
Non-GAAP Diluted	325	321

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	June 30, 2015	March 31, 2015 [1]
ASSETS
Current assets:
Cash and cash equivalents	$1,810	$2,068
Short-term investments	1,069	953
Receivables, net of allowances of $134 and $140, respectively	144	362
Inventories	34	36
Deferred income taxes, net	53	54
Other current assets	216	247
Total current assets	3,326	3,720
Property and equipment, net	444	459
Goodwill	1,713	1,713
Acquisition-related intangibles, net	98	111
Deferred income taxes, net	14	13
Other assets	126	131
TOTAL ASSETS	$5,721	$6,147
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43	$68
Accrued and other current liabilities	603	794
Deferred net revenue (online-enabled games)	775	1,283
0.75% convertible senior notes due 2016, net	608	602
Total current liabilities	2,029	2,747
Income tax obligations	71	70
Deferred income taxes, net	80	80
Other liabilities	180	183
Total liabilities	2,360	3,080
0.75% convertible senior notes due 2016, net	25	31

Common stock	3	3
Paid-in capital	2,001	2,127
Retained earnings	1,346	904
Accumulated other comprehensive income (loss)	(14)	2
Total stockholders’ equity	3,336	3,036
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,721	$6,147

1 Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended June 30, 2015
	2015	2014
OPERATING ACTIVITIES
Net income	$442	$335
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	49	56
Stock-based compensation	45	29
Acquisition-related contingent consideration	—	(1)
Change in assets and liabilities:
Receivables, net	219	110
Inventories	3	19
Other assets	26	21
Accounts payable	(16)	(43)
Accrued and other liabilities	(331)	(84)
Deferred income taxes, net	—	1
Deferred net revenue (online-enabled games)	(508)	(439)
Net cash provided by (used in) operating activities	(71)	4
INVESTING ACTIVITIES
Capital expenditures	(24)	(27)
Proceeds from maturities and sales of short-term investments	249	155
Purchase of short-term investments	(365)	(335)
Net cash used in investing activities	(140)	(207)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	45	5
Excess tax benefit from stock-based compensation	40	12
Repurchase and retirement of common stock	(132)	(50)
Net cash used in financing activities	(47)	(33)
Effect of foreign exchange on cash and cash equivalents	—	8
Decrease in cash and cash equivalents	(258)	(228)
Beginning cash and cash equivalents	2,068	1,782
Ending cash and cash equivalents	$1,810	$1,554

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY15	FY15	FY15	FY15	FY16	Change
QUARTERLY RECONCILIATION OF RESULTS
Net revenue
GAAP net revenue	1,214	990	1,126	1,185	1,203	(1%)
Change in deferred net revenue (online-enabled games)	(439)	230	302	(289)	(510)
Non-GAAP net revenue	775	1,220	1,428	896	693	(11%)
Gross profit
GAAP gross profit	847	563	725	951	1,030	22%
Acquisition-related expenses	14	12	12	14	12
Change in deferred net revenue (online-enabled games)	(439)	230	302	(289)	(510)
Loss on licensed intellectual property commitment (COGS)	122	—	—	—	—
Stock-based compensation	—	1	1	—	—
Non-GAAP gross profit	544	806	1,040	676	532	(2%)
GAAP gross profit % (as a % of GAAP net revenue)	70%	57%	64%	80%	86%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	70%	66%	73%	75%	77%
Operating income
GAAP operating income	362	24	162	400	512	41%
Acquisition-related expenses	16	15	16	16	13
Change in deferred net revenue (online-enabled games)	(439)	230	302	(289)	(510)
Loss on licensed intellectual property commitment (COGS)	122	—	—	—	—
College football settlement expenses	(5)	—	—	—	—
Stock-based compensation	29	40	39	36	45
Non-GAAP operating income	85	309	519	163	60	(29%)
GAAP operating income % (as a % of GAAP net revenue)	30%	2%	14%	34%	43%
Non-GAAP operating income % (as a % of non-GAAP net revenue)	11%	25%	36%	18%	9%
Net income
GAAP net income	335	3	142	395	442	32%
Acquisition-related expenses	16	15	16	16	13
Amortization of debt discount	5	6	5	6	6
Change in deferred net revenue (online-enabled games)	(439)	230	302	(289)	(510)
Loss on licensed intellectual property commitment (COGS)	122	—	—	—	—
College football settlement expenses	(5)	—	—	—	—
Stock-based compensation	29	40	39	36	45
Income tax adjustments	(2)	(62)	(116)	(39)	53
Non-GAAP net income	61	232	388	125	49	(20%)
GAAP net income % (as a % of GAAP net revenue)	28%	—	13%	33%	37%
Non-GAAP net income % (as a % of non-GAAP net revenue)	8%	19%	27%	14%	7%
Diluted earnings per share
GAAP earnings per share	1.04	0.01	0.44	1.19	1.32	27%
Non-GAAP earnings per share	0.19	0.73	1.22	0.39	0.15	(21%)
Number of diluted shares used in computation
GAAP	322	322	323	332	335
Non-GAAP	321	319	319	324	325

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY15	FY15	FY15	FY15	FY16	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography net revenue
North America	522	433	473	528	506	(3%)
International	692	557	653	657	697	1%
Total GAAP net revenue	1,214	990	1,126	1,185	1,203	(1%)
North America	(201)	51	152	(125)	(215)
International	(238)	179	150	(164)	(295)
Change in deferred net revenue (online-enabled games)	(439)	230	302	(289)	(510)
North America	321	484	625	403	291	(9%)
International	454	736	803	493	402	(11%)
Total Non-GAAP net revenue	775	1,220	1,428	896	693	(11%)
North America	43%	44%	42%	45%	42%
International	57%	56%	58%	55%	58%
Total GAAP net revenue %	100%	100%	100%	100%	100%
North America	41%	40%	44%	45%	42%
International	59%	60%	56%	55%	58%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

Net revenue composition
Packaged goods and other	678	482	585	571	580	(14%)
Full game downloads	107	83	108	122	119
Extra content	225	212	210	265	291
Subscriptions, advertising and other	81	91	102	92	71
Mobile	123	122	121	135	142
Total Digital	536	508	541	614	623	16%
Total GAAP net revenue	1,214	990	1,126	1,185	1,203	(1%)
Packaged goods and other	(385)	285	150	(277)	(419)
Full game downloads	(36)	11	32	(8)	(35)
Extra content	(14)	(59)	104	(18)	(36)
Subscriptions, advertising and other	(1)	—	(2)	(1)	—
Mobile	(3)	(7)	18	15	(20)
Total Digital	(54)	(55)	152	(12)	(91)
Change in deferred net revenue (online-enabled games)	(439)	230	302	(289)	(510)
Packaged goods and other	293	767	735	294	161	(45%)
Full game downloads	71	94	140	114	84
Extra content	211	153	314	247	255
Subscriptions, advertising and other	80	91	100	91	71
Mobile	120	115	139	150	122
Total Digital	482	453	693	602	532	10%
Total Non-GAAP net revenue	775	1,220	1,428	896	693	(11%)
Packaged goods and other	56%	49%	52%	48%	48%
Full game downloads	9%	8%	9%	10%	10%
Extra content	19%	21%	19%	22%	24%
Subscriptions, advertising and other	7%	9%	9%	8%	6%

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY15	FY15	FY15	FY15	FY16	Change
Mobile	9%	13%	11%	12%	12%
Total Digital	44%	51%	48%	52%	52%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Packaged goods and other	38%	63%	51%	33%	23%
Full game downloads	9%	8%	10%	13%	12%
Extra content	27%	13%	22%	27%	37%
Subscriptions, advertising and other	10%	7%	7%	10%	10%
Mobile	16%	9%	10%	17%	18%
Total Digital	62%	37%	49%	67%	77%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY15	FY15	FY15	FY15	FY16	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform net revenue
Xbox One, PLAYSTATION 4	293	317	427	468	487	66%
Xbox 360, PLAYSTATION 3	543	308	306	328	293	(46%)
Other consoles	3	6	9	3	2	(33%)
Total consoles	839	631	742	799	782	(7%)
PC / Browser	231	208	218	221	253	10%
Mobile	123	123	122	136	145	18%
Other	21	28	44	29	23	10%
Total GAAP net revenue	1,214	990	1,126	1,185	1,203	(1%)
Xbox One, PLAYSTATION 4	(95)	117	166	(92)	(253)
Xbox 360, PLAYSTATION 3	(268)	63	106	(164)	(204)
Other consoles	—	(1)	—	(1)	—
Total consoles	(363)	179	272	(257)	(457)
PC / Browser	(67)	56	13	(49)	(33)
Mobile	(3)	(6)	17	16	(19)
Other	(6)	1	—	1	(1)
Change in deferred net revenue (online-enabled games)	(439)	230	302	(289)	(510)
Xbox One, PLAYSTATION 4	198	434	593	376	234	18%
Xbox 360, PLAYSTATION 3	275	371	412	164	89	(68%)
Other consoles	3	5	9	2	2	(33%)
Total consoles	476	810	1,014	542	325	(32%)
PC / Browser	164	264	231	172	220	34%
Mobile	120	117	139	152	126	5%
Other	15	29	44	30	22	47%
Total Non-GAAP net revenue	775	1,220	1,428	896	693	(11%)
Xbox One, PLAYSTATION 4	24%	32%	38%	39%	41%
Xbox 360, PLAYSTATION 3	45%	31%	27%	28%	24%
Other consoles	—	1%	1%	—	—
Total consoles	69%	64%	66%	67%	65%
PC / Browser	19%	21%	19%	19%	21%
Mobile	10%	12%	11%	12%	12%
Other	2%	3%	4%	2%	2%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Xbox One, PLAYSTATION 4	26%	36%	41%	42%	34%
Xbox 360, PLAYSTATION 3	35%	30%	29%	18%	13%
Other consoles	—	—	1%	—	—
Total consoles	61%	66%	71%	60%	47%
PC / Browser	21%	22%	16%	19%	32%
Mobile	15%	10%	10%	17%	18%
Other	3%	2%	3%	4%	3%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY15	FY15	FY15	FY15	FY16	Change
CASH FLOW DATA
Operating cash flow	4	183	682	198	(71)	(1,875%)
Operating cash flow - TTM	964	1,153	1,150	1,067	992	3%
Capital expenditures	27	21	15	32	24	(11%)
Capital expenditures - TTM	95	92	79	95	92	(3%)
Repurchase and retirement of common stock	50	95	97	95	132	164%
BALANCE SHEET DATA
Cash and cash equivalents	1,554	1,624	2,166	2,068	1,810	16%
Short-term investments	762	764	774	953	1,069	40%
Cash and cash equivalents, and short-term investments	2,316	2,388	2,940	3,021	2,879	24%
Receivables, net	219	829	488	362	144	(34%)
Deferred net revenue (online-enabled games)
End of the quarter	1,051	1,281	1,583	1,283	775	(26%)
Less: Beginning of the quarter	1,490	1,051	1,281	1,583	1,283
Change in deferred net revenue (online-enabled games)[2]	(439)	230	302	(300)	(508)
STOCK-BASED COMPENSATION
Cost of revenue	—	1	1	—	—
Research and development	16	23	22	21	26
Marketing and sales	4	6	6	5	5
General and administrative	9	10	10	10	14
Total stock-based compensation	29	40	39	36	45

2The difference between the balances of deferred net revenue (online-enabled games) does not always equal the change in deferred net revenue (online-enabled games) in the GAAP to Non-GAAP consolidated statement of operations reconciliation due to the impact of unrecognized gains/losses on cash flow hedges.